UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 31, 2022

LEONARDO DRS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-253583	13-2632319
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2345 Crystal Drive
Suite 1000
Arlington, Virginia 22202
(Address of principal executive offices)
(703) 416-8000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
None.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02(b). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective July 31, 2022, Mr. Philip A. Odeen’s term as a proxy holder director of the Board of Directors of Leonardo DRS, Inc. (the “Company”), expired. The Company would like to formally extend its gratitude to Mr. Odeen for his service and contributions to the Company and the Board of Directors.
In connection with Mr. Odeen’s departure, effective July 31, 2022, Kenneth J. Krieg, a current member of the Company’s Board of Directors, was appointed to the Company’s Compensation Committee and ceased to be a member of the Company’s Audit Committee. Following such appointment, and Mr. Odeen's departure, the Compensation Committee of the Board of Directors is composed of Ms. Gail Baker, General George W. Casey, Jr. (Ret), Mr. Krieg and Ms. Frances F. Townsend, the Audit Committee of the Board of Directors is composed of Mr. David W. Carey, Ms. Mary E. Gallagher and Mr. Peter A. Marino and the Government Security Committee is composed of Mr. Carey, Mr. Krieg, Mr. Marino, Ms. Frances F. Townsend, Mr. William J. Lynn, Mr. Mark A. Dorfman, Mr. Robert Rixmann, and Mr. Gregory Hill.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEONARDO DRS, INC.

(Registrant)

Date: August 3, 2022	By:	/s/ Mark A. Dorfman

Mark A. Dorfman
Executive Vice President, General Counsel and Secretary